Exhibit 99

MGIC Investment Corporation
March 11, 2009
By U.S. Mail, Fax and Email
CEDE & CO.
PO Box 20
Bowling Green Station
New York, NY 10004

Re:	MGIC Investment Corporation 9% Convertible Junior Subordinated Debentures due 2063 (the “Debentures”) CUSIP: 552848AB9
Ladies and Gentlemen:
This is notice that under Section 2.09 of the Indenture referred to below MGIC Investment Corporation is deferring until April 1, 2019 the payment of interest on the Debentures that would otherwise be due on April 1, 2009.
The Debentures are issued under the Indenture, dated as of March 28, 2008, between MGIC Investment Corporation and U.S. Bank National Association, as Trustee. The Trustee has advised us that you are the only Holder, as that term is defined in such Indenture, of the Debentures.
Very truly yours,
MGIC Investment Corporation

By:	/s/ J. Michael Lauer

J. Michael Lauer
Executive Vice President and
Chief Financial Officer

cc:	U.S. Bank National Association Attention: Steven F. Posto
MGIC Plaza, P.O. Box 488, Milwaukee, Wisconsin 53201, (414) 347-6442
WATS (800) 558-9900